UNITED STATES
  SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
 _____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2016

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

(509) 529-2161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5	CORPORATE GOVERNANCE AND MANAGMENT

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)
On June 20, 2016, the Board of Directors of Key Technology, Inc. (the "Company") appointed Robert M. Averick to serve as a Director of the Company, effective the same day. Mr. Averick’s initial term will extend until the February 2017 Annual Meeting of Shareholders. Mr. Averick has also been appointed to the Nominating and Corporate Governance Committee.

As compensation for his board service, Mr. Averick will receive an annual cash retainer of $80,000, and will receive a pro-rated amount of the annual cash retainer for the period from the date of his appointment until the 2017 Annual Meeting of Shareholders.

The Company has entered into an agreement dated June 20, 2016 (the "Status Agreement") with Mr. Averick, and the following persons to which Mr. Averick provides investment management services through his employer Kokino LLC: M3C Holdings LLC; Leslie J. Schreyer, as Trustee under Trust Agreement dated December 23, 1989 FBO the issue of Jonathan D. Sackler; and Piton Capital Partners LLC (the "Averick Group"). The Status Agreement permits the Averick Group, pursuant to the Company's Second Amended and Restated Rights Agreement, dated as of November 13, 2007, as amended (the "Rights Agreement"), to individually acquire shares of the Common Stock of the Company that would in the aggregate bring the holdings of the members of the Averick Group to no more than 20% of the shares issued and outstanding at any time, except as may result from a reduction of the number of shares outstanding, or with the advance approval of the Company's Board of Directors, or as may be issued to Mr. Averick for services as a member of the Company's Board of Directors. In addition, the Status Agreement confirms that in the determination of the Company's Board of Directors none of the members of the Averick Group would be an acquiring person as defined under the Rights Agreement and that the Company will not take any action to negate such determination or cause adverse consequences under various state anti-takeover statutes to the Averick Group based on Mr. Averick becoming a member of the Company's Board of Directors. The parties are entitled to specific performance to enforce any remedies that may be available under the agreement.

The Status Agreement is attached hereto as Exhibit 10.1.

The text of the press release disclosing Mr. Averick's appointment is attached hereto as Exhibit 99.1

SECTION 9	FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

10.1
Agreement Regarding Status Under Rights Plan by and between Key Technology, Inc. and Mr. Robert M. Averick, M3C Holdings LLC, Leslie J. Schreyer, as Trustee under Trust Agreement dated December 23, 1989 FBO the issue of Jonathan D. Sackler, and Piton Capital Partners LLC, dated June 20, 2016.

	99.1	Press Release of Key Technology, Inc., dated June 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TECHNOLOGY, INC.

/s/ Jeffrey T. Siegal
Jeffrey T. Siegal
Senior Vice President and Chief Financial Officer

Dated: June 22, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1
Agreement Regarding Status Under Rights Plan by and between Key Technology, Inc. and Mr. Robert M. Averick, M3C Holdings LLC, Leslie J. Schreyer, as Trustee under Trust Agreement dated December 23, 1989 FBO the issue of Jonathan D. Sackler, and Piton Capital Partners LLC, dated June 20, 2016.

99.1	Press release of Key Technology, Inc., dated June 22, 2016